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                                                                      EXHIBIT 99
P R E S S                                                          R E L E A S E

                                                CONTACTS:

                                                Stephen E. Lerch
                                                Executive Vice President,
                                                Chief Financial Officer
                                                iDine Rewards Network Inc.
                                                (305) 892-3306

                                                Allan E. Jordan
                                                Senior Vice President
                                                Golin/Harris International
                                                (212) 697-9191

                      iDINE REWARDS NETWORK INC. ANNOUNCES
                APPOINTMENT OF GEORGE S. WIEDEMANN AS PRESIDENT
                          AND CHIEF EXECUTIVE OFFICER

Miami, FL September 26, 2002--iDine Rewards Network Inc., (AMEX: IRN) the nation's leading provider of dining rewards programs, today announced Board member George S. Wiedemann has been appointed as President and Chief Executive Officer. iDine also announced that Gene M. Henderson, the previous President and Chief Executive Officer, has resigned.

Mr. Wiedemann was, until recently, the President and Chief Executive Officer of Responsys Inc., a provider of on-line direct marketing technology. Mr. Wiedemann continues to be a member of the Board of Responsys. Prior to his involvement with Responsys, Mr. Wiedemann was Chairman of the Board and Chief Executive Officer of Grey Direct Marketing Group, Inc., a direct marketing agency network he founded in 1979, that specializes in multimedia direct response advertising. Mr. Wiedemann serves on the Direct Marketing Association Board of Directors to which he was elected in 1990. Mr. Wiedemann has been a Director of iDine since 1998.

Commenting on the appointment of Mr. Wiedemann, Samuel Zell, Chairman of the Board said, "Over the past four years, George has provided iDine with invaluable insight and guidance during his tenure as a Board member and we feel his enthusiasm and knowledge of the business will enable the company to continue to take advantage of opportunities in the member rewards arena. We are very excited to have been able to find someone of George's professional caliber and marketing acumen to continue the solid growth of iDine and lead the company to the next level."

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iDine Rewards Network - Page 2

Mr. Wiedemann said, "I'm quite pleased and excited about working with Sam Zell, the iDine Board and our employees to build iDine into the premier credit card based loyalty and rewards platform."

Mr. Zell added, "We would also like to take this opportunity to thank Gene Henderson for his leadership over the past four years. Gene has been instrumental in guiding the company through a period of financial uncertainty to its present position of profitability and financial health. Gene has built a strong team and has positioned the company as the clear leader in the dining rewards industry."

iDine Rewards Network Inc., based in Miami, Florida, offers its members a variety of dining savings and rewards programs at more than 8,600 restaurants throughout the United States via means of a registered credit card platform. The Company currently has 12.8 million credit cards registered through 9.8 million enrolled accounts. Dining incentives are offered through the Company's dining programs, either branded under the name iDine or provided through co-branded and private label partnerships, such as airline frequent flyer programs, club memberships or other affinity organizations. iDine Reward Network's common stock trades on the American Stock Exchange (AMEX) and alongside its Series A Preferred Stock on the Philadelphia Stock Exchange (PHLX).

Statements in this release that are not strictly historical are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, which may cause the company's actual results in the future to differ materially from expected results. These risks are qualified in their entirety by cautionary language and risk factors set forth in the company's filings with the Securities and Exchange